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                                                             Exhibit 4.2



                         ASSET BASED LOAN AND SECURITY
                                   AGREEMENT


                                    BETWEEN

                               MAZEL STORES, INC.

                                      AND

                           ODD-JOB ACQUISITION CORP.

                                  AS BORROWERS


                                      AND


                               THE PROVIDENT BANK

                                   AS LENDER

                                DECEMBER 4, 1996


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                     ASSET BASED LOAN AND SECURITY AGREEMENT
                     ---------------------------------------


        THIS AGREEMENT, dated as of December 4, 1996, by and between MAZEL STORES, INC. ("Stores") an Ohio corporation, and ODD-JOB ACQUISITION CORP. ("Odd-Job"), a Delaware corporation, jointly and severally ("Borrower"), whose mailing address is 31000 Aurora Road, Solon, Ohio 44139, and THE PROVIDENT BANK ("Bank"), an Ohio banking corporation, whose mailing address is 1111 Superior Avenue, Cleveland, Ohio 44114-2522.

        SECTION 1. DEFINITIONS. As used herein, the following terms, when initial capital letters are used, shall have the respective meanings set forth below. In addition, all terms defined in the Uniform Commercial Code as adopted in Ohio (hereinafter the "Uniform Commercial Code") shall have the meanings given therein unless otherwise defined herein.

                  1.1 ACCOUNTS shall mean all of Borrower's accounts (as that term is defined in the Uniform Commercial Code), accounts receivable, chattel paper, contract rights, documents and instruments; all other obligations or indebtedness owed to Borrower from whatever source arising; all guarantees of any of the foregoing and all security therefor; all of the right, title and interest of Borrower in and with respect to the goods, services or other property which gave rise to or which secure any of the foregoing and all insurance policies and proceeds relating thereto; all of the foregoing whether now owned by Borrower or hereafter acquired or in existence.

                  1.2 ADVANCE shall mean an advance made by Bank to Borrower (including without limitation, any advance made to reimburse the Bank for drawings under any Letter of Credit), pursuant to the provisions, terms and conditions of Section 2 of this Agreement.

                  1.3 AFFILIATE shall mean (i) Reuven Dessler, Brady Churches, any individual who is a member of the senior management of Borrower or an inside director of Borrower, and any member of the immediate family of such persons (collectively, the "Affiliated Individuals"); (ii) any Person that is a shareholder in Borrower holding more than five percent (5%) of the issued shares of Borrower (collectively, the "Affiliated Entities"); and (iii) any Person who directly or indirectly controls, is controlled by or is under common control or ownership with Borrower, any Affiliate Entities or any Affiliated Individuals. For the purposes of this definition, the term "control" shall mean the ownership of twenty percent (20%) or more of the beneficial interest in the entity being referred to, and the term "immediate family" shall mean spouses, ancestors, lineal descendants, and brothers and sisters of the person in questions including those adopted.

                  1.4 AVAILABLE DRAW shall have the meaning set forth in Section 2.3(a) hereof.

                  1.5 CASH COLLATERAL ACCOUNT shall mean that deposit account maintained by Borrower at Bank, without liability by Bank to pay interest thereon, into which all collections on the Collateral shall be deposited and over which Bank shall have the sole power of withdrawal until all Obligations are paid, performed, satisfied, enforced, and observed in full, and any outstanding Letters of Credit issued by Bank on behalf of Borrower have been cancelled or expired.

                  1.6 COLLATERAL shall mean (a) all of the Borrower's Equipment, General Intangibles, Inventory, Accounts and all other items of personal property, including all motor


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vehicles, now owned or hereafter acquired by the Borrower or in which the
Borrower has granted or may in the future grant a security interest to the Bank hereunder or in any supplement hereto or otherwise; (b) all proceeds and products of any of the foregoing in whatever form, including cash, negotiable instruments and other evidences of indebtedness, chattel paper, security agreements or other documents and all rights of Borrower in, to and under all leases and rental agreements relating to the foregoing; (c) all of the Borrower's right, title and interest in and to all goods or other property represented by or securing any of the Accounts, including all goods that may be reclaimed or repossessed from or returned by Debtors; (d) all of the Borrower's rights as an unpaid seller, including stoppage in transit, detinue and reclamation; (e) all additional amounts due to the Borrower from any Debtor, irrespective of whether such additional amounts have been specifically assigned to the Bank; (f) all guaranties, or other agreements or property securing or relating to any of the items referred to in (a) above, or acquired for the purpose of securing and enforcing any of such items; (g) all instruments, documents, securities, cash, property, deposit accounts (including but not limited to deposits made to Borrower's Cash Collateral Account), and the proceeds of any of the foregoing, owned by the Borrower or in which it has an interest, which are now or may hereafter be in the possession or control of the Bank or in transit by mail or carrier to or from the Bank, or in possession of any third party acting on behalf of Bank, without regard to whether Bank received same in pledge, for safekeeping, as agent for collection or transmission or otherwise or whether Bank had conditionally released the same;
(h) all the capital stock of the subsidiaries of Borrower; (i) all partnership interest of partnerships in which Borrower has an interest; (j) all of Borrower's right, title and interest in and to all real estate leases, whether as lessor or lessee; (k) all ledger sheets, files, records, documents, blueprints, drawings and instruments (including, without limitation, computer programs, tapes and related electronic data processing software) evidencing an interest in or relating to the foregoing; and (l) all proceeds and products of the collateral described above, including, without limitation, all claims against third parties for damage to or loss or destruction of any of the foregoing, including insurance proceeds, and accounts, contract rights, chattel paper and general intangibles arising out of any sale, lease or other disposition of any of the foregoing; provided, however, that the term "Collateral" shall not include, any leases, agreements, chattel paper, contract rights or General Intangibles which are now held or hereafter acquired by the Borrower to the extent that such leases, agreements, chattel paper, contract rights or General Intangibles are not assignable or capable of being encumbered
(A) as a matter of law or (B) under the terms of any agreement applicable thereto (but solely to the extent that any such restriction is enforceable under applicable law) without the consent of the other party thereto where such consent has not been obtained. Attached hereto as Schedule 4.12 is a list of all material leases, agreements, chattel paper, contract rights or General Intangibles held by Borrower as of the date hereof which by their respective terms are non-assignable.

                  1.7 CURRENT ASSETS and CURRENT LIABILITIES shall mean, at any time, all assets or liabilities, respectively, that should, in accordance with Generally Accepted Accounting Principles ("GAAP"), be classified as current assets or current liabilities, respectively, on a balance sheet of Borrower.

                  1.8 DEBTOR shall mean the account debtor with respect to any of the Borrower's Accounts and/or the prospective purchaser with respect to any contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with the

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Borrower pursuant to which the Borrower is to deliver any personal property or perform any service.

                  1.9 DEFAULT RATE shall mean that rate of interest which is two and one-half percent (2 1/2) above the then applicable rate under the Notes, or if there is no then applicable rate, the default rate shall be a rate of interest equal to the Prime Rate plus two and one-half percent (2-1/2%).

                  1.10 DIVIDENDS shall mean (i) any payment made, liability incurred, or other consideration or property given, for the repurchase or redemption of any equity interest of Borrower, or (ii) a distribution (of cash or property) in respect of any equity interest of Borrower or (iii) any payment to any shareholder in respect of any Indebtedness of Borrower to such Person.

                  1.11 ELIGIBLE ACCOUNTS shall mean such Accounts which are and at all times shall continue to be acceptable to the Bank in all respects. As of the Closing of the Loans, the following criteria shall be in effect as to the Eligible Accounts, which shall be Accounts which:

                             (a) are not subject to any claim for credit, allowance, or adjustment by the account Debtor or any set off or counter claim; provided, however, that the portion of any Account which is not subject to such claim for credit, allowance, adjustment, setoff or counterclaim, shall be deemed an Eligible Account;

                             (b)       arose in the ordinary course of
                                       Borrower's business from the performance
                                       (fully completed) of services or bona
                                       fide sale of Inventory which have been
                                       shipped to the Debtor (excluding any
                                       portion of an Account which is
                                       attributable to finance charges,
                                       advertising charges or the like), and not more than ninety (90) days have elapsed since the due date in respect of such Account (but in no circumstances more than one hundred twenty (120) days from the invoice date), less any unused credit owed such Debtor by Borrower;

                             (c) no notice of any bankruptcy or insolvency proceeding (pending or threatened) in respect of a Debtor, any discontinuation of such Debtor's business, or any other information reasonably calling into question the ability of such Debtor to perform its obligations has been received by Borrower or Bank;

                             (d) is not subject to an assignment, pledge, claim, mortgage, lien, or security interest of any type except that granted to or in favor of Bank;


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                             (e)       the Debtor has not rejected, returned,
                                       revoked acceptance of, or refused to
                                       accept any of the Inventory which are the subject of the Account; provided, however, that the portion of any Account which is not subject to such rejection, return, revocation or refusal, shall be deemed an Eligible Account;

                             (f) Borrower has not received any Instrument, promissory note or chattel paper with respect to or in payment of the Account;

                             (g) is not an Account which arises out of contracts with or orders from the United States or any of its departments, agencies or instrumentalities, UNLESS Bank's security interest in such Account is perfected according to the Federal Assignment of Claims Act in a manner satisfactory to Bank;

                             (h) is not an Account due from any Affiliate, partner or employee of Borrower or an "intercompany" or "interdivisional" receivable;

                             (i) is not an Account which arises out of contracts with or orders from a Debtor which is not a resident of the United States (unless such Account is secured by a letter of credit acceptable to the
                                       Bank) provided, however, that the Bank
                                       will consider, on a case by case basis,
                                       Accounts of Debtors which are residents
                                       of Canada and may determine, in its
                                       discretion, whether such Accounts shall
                                       constitute Eligible Accounts;

                             (j) is not an Account owed to Borrower by a Debtor which has failed to pay more than twenty-five percent (25%) of its currently outstanding Accounts in accordance with the requirements set forth in (b) above or such Account does not otherwise comply with the requirements set forth in (b) of this
                                       Section 1.12;

                             (k) does not arise from the shipment or conditional sale of Inventory on consignment;

                             (l) is not an Account owed to Borrower by Debtor which is a creditor of Borrower for goods sold or services rendered by such Debtor to Borrower, but only to the extent of the value of such goods or services at any time outstanding and unpaid;


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                       (m)  a Debtor's Account balance (together with any
                            Accounts owing by an Affiliate of such Debtor) in the aggregate does not exceed thirty percent (30%) of the aggregate total of Borrower's Eligible Accounts; provided, however, that only the portion in excess of such limitation shall be deemed ineligible, and further provided that this subsection (m) shall not limited or exclude any amount of the Account owed by MacFrugal Pic-N-Save, dba West Coast Liquidators;

                       (n) is not subject to a reduction for a discrepancy pursuant to Section 7.5 hereof, provided, however, that only the amount of the discrepancy shall be deemed ineligible;

                       (o) Borrower has not exercised or attempted to exercise any seller's remedies with regard to any Account, including, without limitation, stoppage in transit or right of reclamation;

                       (p) is not an Account for which unapplied funds have been received by Borrower or Bank; and

                       (q) is not an Account owed from a Debtor located in New Jersey or Minnesota which exceeds, in the aggregate, $2,000,000.00 (it being agreed that only the amount in excess thereof shall be excluded), provided that
                            (I) any single Account of $1,000,000.00 or more shall be excluded if such Account is in default and
                            (II) if the Bank requests that the Borrower qualify to do business in either such state or file any necessary reports, any account from a Debtor located in such state shall be excluded unless the Borrower becomes qualified or files the requested report within thirty (30) days after the Bank's request.

                  1.12 ELIGIBLE INVENTORY shall mean such of Borrower's Inventory in which Bank shall have a perfected first priority security interest. Eligible Inventory will not include Inventory:

                       (a)  located outside the United States;

                       (b) in the possession of an Affiliate, bailee or a third party, unless such Inventory is subject to a perfected first priority security interest in favor of Bank to secure the Loans and then only to the extent not subject to any lien or claim, setoff, credit, or allowance for amounts due

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                            and unpaid to the Person in possession of such
                            Inventory;

                       (c)  which is work in process;

                       (d) which is damaged, defective, unmerchantable or spoiled;

                       (e) (i) held for twenty-four (24) or more months for any period after December 1, 1997, as determined by the monthly Inventory aging report prepared by Borrower in the ordinary course; or (ii) which is obsolete;

                       (f)  held by Borrower or a third party on consignment;

                       (g) which is Inventory from vendors or suppliers with corresponding liens or purchase money security interests against such Inventory, whether or not such liens are Permitted Liens;

                       (h) which Bank, in its reasonable discretion, has determined is unsatisfactory in any respect and has given Borrower not less than thirty (30) days prior written notice of the reason therefor;

                       (i) which is Inventory consisting of goods not held for sale, including, without limitation, maintenance items and supplies, packing materials and cartons;

                       (j) which is inventory owned by another Person and in Borrower's possession; or

                       (k) which is fully prepaid, in transit Inventory not yet received by Borrower unless title to such Inventory has passed to Borrower, and so long as such Inventory is adequately insured to the reasonable satisfaction of the Bank and the Bank is loss payee on such insurance, with a value not in excess of $5,000,000.00.

                  1.13 EQUIPMENT shall mean all of Borrower's equipment (as that term is defined in the Uniform Commercial Code), including, without limitation, all furniture, fixtures, machinery and other equipment of any kind and all substitutions and replacements thereof and accessories and parts therefor, all whether now owned or hereafter acquired by Borrower.

                  1.14 EVENT OF DEFAULT shall mean any event described in
Section 10.1 hereof.


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                  1.15 INDEBTEDNESS shall mean:

                       (a) indebtedness created, issued or incurred by Borrower for borrowed money (whether by loan or the issuance and sale of debt securities) whether or not recourse is limited to specific assets of Borrower;

                       (b) obligations of Borrower to pay the deferred purchase or deferred acquisition price of property or services, other than trade accounts payable arising in the ordinary course of business so long as such trade accounts payable are not for borrowed money and are paid within sixty (60) days after the due date (unless such trade account payable is being contested in good faith pursuant to appropriate proceedings and a sufficient reserve, as reasonably determined by Bank, has been established in respect thereof);

                       (c) indebtedness of others secured by a lien on the property of Borrower, whether or not the indebtedness so secured has been assumed by Borrower;

                       (d) obligations of Borrower in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of Borrower;

                       (e)  capitalized lease obligations of Borrower; and

                       (f)  indebtedness of others guaranteed by Borrower.

                  1.16 GENERAL INTANGIBLES shall mean all of Borrower's general intangibles (as that term is defined in the Uniform Commercial Code), including, without limitation, all goodwill, patents, formulas, blueprints, proprietary manufacturing processes, trademarks, trade names, licenses, franchises, beneficial interests in trusts, joint venture interests, partnership interests, rights to tax refunds, pension plan overfundings, literary rights and other contractual rights of Borrower, all whether now owned or hereafter acquired by Borrower.

                  1.17 INTEREST COVERAGE RATIO shall mean that ratio of (a) Borrower's net income (determined in accordance with GAAP), plus depreciation, plus amortization, plus interest expense, plus taxes, plus any other noncash charges, and minus capital expenditures and minus Dividends to (b) Borrower's total interest expense.

                  1.18 INTEREST DETERMINATION DATE shall mean the third to last Eurodollar Business Day (as defined in Section 1.20) of any then current Interest Period with respect to any outstanding Advance, or in the case of funds constituting a new Advance, that date which is two (2) Eurodollar Business Days prior to the date such funds are actually advanced. If such date is

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not a Eurodollar Business Day, then the immediately preceding Eurodollar
Business Day shall be utilized.

                  1.19 INTEREST PERIOD means, with respect to any Libor Rate Loan, the period commencing on the date such Loan is made, continued or converted or on the last day of the immediately preceding Interest Period applicable to such Libor Rate Loan, as the case may be, and ending on the same day in the first, second or third calendar month thereafter, as the Borrower may elect in advance in accordance with the requirements of this Agreement; provided, however, that whenever the last day of any Interest Period would otherwise occur on a day other than a Eurodollar Business Day, the last day of such Interest Period shall occur on the next succeeding Eurodollar Business Day, provided that if such extension of time would cause the last day of such Interest Period for a Libor Rate Loan to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Eurodollar Business Day. If any Interest Period ends on a day during a month in which there is no numerically corresponding day to the first day of the Interest Period, then the Interest Period shall end on the last Eurodollar Business Day of such calendar month. For all purposes herein, a "Eurodollar Business Day" shall be any day on which major commercial banks in London, England are open for the regular conduct of business. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

                  1.20 INVENTORY shall mean all of Borrower's inventory (as that term is defined in the Uniform Commercial Code), including, without limitation, all goods, merchandise and other personal property which are held for sale or lease, or are furnished or to be furnished under any contract of service by Borrower, or are raw materials, work-in-progress, supplies or materials used or consumed in Borrower's business, and all products thereof, and all substitutions, replacements, additions and accessories thereto, all whether now owned or hereafter acquired by Borrower; and all of Borrower's right, title and interest in and to any leases or rental agreements for such inventory.

                  1.21 LC FACILITY shall have the meaning set forth in Section
2.2 hereof.

                  1.22 LETTER OF CREDIT shall mean any one or more letters of credit issued under the LC Facility.

                  1.23 LIABILITIES shall mean all indebtedness, obligations and other liabilities of Borrower, whether matured or unmatured, liquidated or unliquidated, direct or contingent or joint or several, that should, in accordance with GAAP, be classified as liabilities on a balance sheet of Borrower.

                  1.24 LIBOR RATE shall mean with respect to a Libor Rate Loan the arithmetic mean of the offered rates for deposits in U.S. dollars having a maturity coterminous with the Interest Period designated in the applicable Libor Rate Loan request commencing on the second Eurodollar Business Day immediately following the Interest Determination Date, as reported on the Bloomberg L.P. Financial Markets System as of 11:00 A.M., London time, on such Interest Determination Date. If Bank terminates its subscription to the Bloomberg L.P. Financial Markets System, the Libor Rate shall be determined by Bank utilizing any other reasonable system selected

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by Bank as a reference service to determine Libor rates. The Bank will use reasonable efforts to confirm in writing any Libor Rate selected by the Borrower; however, Bank shall have no liability to Borrower for failing to send such confirmation.

                  1.25 LIBOR RATE LOAN means any Advance under Section 2 of this Agreement that bears interest with reference to the Libor Rate.

                  1.26 LOAN DOCUMENTS shall mean this Agreement, the Notes, and all other documents, agreements, instruments or certificates executed or delivered by Borrower in connection herewith or relating hereto, and any amendments or modifications thereto.

                  1.27 LOANS shall mean all Advances made pursuant to Section 2 of this Agreement.

                  1.28 MATERIAL AGREEMENTS shall mean those contracts, agreements, documents or other arrangements set forth on Schedule 4.21.

                  1.29 MAXIMUM LOAN AMOUNT shall have the meaning set forth in
Section 2.1.

                  1.30 NET WORKING CAPITAL shall mean, at any time, the amount by which Current Assets exceed Current Liabilities (determined by excluding the full amount outstanding under the Revolving Loan).

                  1.31 NOTES shall mean one or more promissory notes evidencing the Loans pursuant to Section 2 hereof.

                  1.32 OBLIGATIONS shall mean, without limitation, all Loans and all other debts, obligations, or liabilities of every kind and description of Borrower to Bank arising or existing in connection with or pursuant to the Loan Documents, now due or to become due, direct or indirect, absolute or contingent, presently existing or hereafter arising, joint or several, secured or unsecured, whether for payment or performance, including, without limitation, all loans (including any loan by renewal or extension), all overdrafts, all guarantees, all bankers acceptances, all agreements, all letters of credit issued by Bank for Borrower hereunder and the applications relating thereto, all indebtedness of Borrower to Bank, and all undertakings to take or refrain from taking any action. Obligations shall also include all interest and other charges chargeable to the Borrower or due from the Borrower to the Bank from time to time under the Loan Documents, including but not limited to, all costs and expenses referred to in Section 8 and Section 11 of this Agreement.

                  1.33 PERMITTED INDEBTEDNESS shall mean only the following
Indebtedness:

                       (a) Trade payables and other current liabilities occurred in the ordinary course of business;

                       (b) Any Indebtedness which is subordinated to the satisfaction of Bank;


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                       (c)  Payments under capitalized leases permitted by
                            Section 6.13 hereof and purchase money Indebtedness, provided the aggregate annual payments under any such leases, combined with the purchase money Indebtedness, is less than $5,000,000.00, exclusive of (I) any amount with respect to Borrower's proposed AS400 computer lease and (II) up to $2,500,000.00 with respect to the point of sale inventory system, and further provided that any amount of purchase money Indebtedness in excess of $1,000,000.00 shall require the approval of the Bank, which shall not be unreasonably withheld; and

                       (d) Such other Indebtedness as hereinafter approved by Lender in writing.

                  1.34 PERMITTED LIENS shall mean the liens and interests in favor of Bank granted in connection herewith and, to the extent reflected on Borrower's books and records and not materially impairing the operations of Borrower or any performance hereunder or contemplated hereby:

                       (a) liens arising by operation of law for taxes not yet due and payable;

                       (b) inchoate statutory liens of mechanics, landlord's materialmen, shippers and warehousemen for services or materials for which payment is not yet due;

                       (c) liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

                       (d) liens, if any, specifically permitted by Bank from time to time in writing;

                       (e) the following if the validity or amount thereof is being contested in good faith and by appropriate and lawful proceedings promptly initiated and diligently conducted of which Borrower has given notice to Bank and for which appropriate reserves (in Bank's reasonable judgment) have been established and so long as levy and execution thereon have been and continue to be stayed: claims and liens for taxes due and payable and claims of mechanics, materialmen, shippers, warehousemen, carriers and landlords;


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                       (f)  liens to secure purchase money Indebtedness which is
                            Permitted Indebtedness;

                       (g) liens securing statutory obligations, surety, customs and appeal bonds and other obligations of like nature, incurred in the ordinary course of business;

                       (h) liens arising under or securing capitalized lease obligations permitted hereunder;

                       (i) those liens and encumbrances shown on Schedule 1.35 hereto; and

                       (j) reservations, rights of way, zoning restrictions and other similar encumbrances to title affecting real property, provided that they do not as a practical matter have any adverse effect on the ownership or use of any of the property in question.

                  1.35 PERSON shall mean an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, and a government or any department or agency thereof.

                  1.36 PLAN shall mean any pension plan, retirement plan, profit sharing plan, defined benefit or contribution plan, bonus plan, other compensatory or similar plan, other qualified or nonqualified plan, or "employee pension benefit plan" as defined in Section 3(2) of ERISA (as defined in Section 4.18) and all rules and regulations promulgated thereunder.

                  1.37 PRIME RATE shall mean that annual percentage rate of interest established by Bank from time to time as its prime rate (and disclosed to Borrower), whether or not such rate is publicly announced and which provides a base to which loan rates may be referenced. The Prime Rate is not necessarily the lowest lending rate of the Bank.

                  1.38 PRIME RATE LOAN shall mean any Advance which bears interest at a rate of interest utilizing the Bank's Prime Rate as the index rate.

                  1.39 RETAIL INVENTORY shall mean that portion of Eligible Inventory which is located at any retail location operated by Borrower. In addition to the exclusions set forth in Section 1.13, the aggregate value of Retail Inventory shall, for purposes of determining the amount which can be borrowed under the Revolving Loan, be reduced by (a) any intercompany mark-up or profit margin, and (b) a factor of two percent (2%) to reserve for damaged or obsolete Retail Inventory.

                  1.40 REVOLVING LOAN shall mean any Advance pursuant to Section 2.1.


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                  1.41 REVOLVING LOAN NOTE shall mean the Revolving Loan
Promissory Note executed by Borrower to evidence the loan described in Section
2.1 hereof.

                  1.42 "TANGIBLE NET WORTH" shall mean, at any time, partner's or shareholder's equity (in accordance with GAAP) less the sum of (i) any surplus resulting from any write-up of assets, (ii) goodwill, including any amounts, however designated on a balance sheet of Borrower, representing the excess of the purchase price paid for assets or stock acquired over the value assigned thereto on the books of the Borrower, (iii) patents, trademarks, trade names and copyrights, (iv) any deferred expenses, (v) any other amount in respect of an intangible that should be classified as an asset on the balance sheet of Borrower in accordance with GAAP, (vi) any receivables or other amount owed Borrower by any Affiliate, and (vii) any investment by Borrower in any Affiliate.

        SECTION 2.           LOANS AND INTEREST.

                  2.1        REVOLVING CREDIT FACILITY.

                       (a) Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties contained herein, the Bank will make Advances in the form of loans to the Borrower in an aggregate amount not to exceed the lesser of (i) Forty Million Dollars ($40,000,000.00) minus the lesser of (A) the aggregate face amount of the Letters of Credit issued under the LC Facility or
                            (B) the Available Draw under such Letters of Credit or (ii) the sum of (A) sixty percent (60%) of the cost or market value, whichever is lower, of Eligible Inventory which is not Retail Inventory,
                            (B) sixty percent (60%) of the cost or market value, whichever is lower, of Retail Inventory, (C) eighty-five percent (85%) of the outstanding amount of Eligible Accounts, (D) sixty percent (60%) of the lesser of (x) the aggregate face amount of the Letters of Credit issued under the LC Facility or
                            (y) the Available Draw under the Letters of Credit and (E) the amount of collected funds in the Cash Collateral Account (the lesser of (i) or (ii) being referred to hereinafter as the "Maximum Loan Amount"). Bank reserves the right to modify the advance rates stated herein upon ninety (90) days prior notice to Borrower. Should the outstanding amount of Loans at any time exceed the Maximum Loan Amount, Borrower shall on demand immediately repay such excess amount. Any such Loans in excess of the Maximum Loan Amount will be made from time to time in the sole and absolute discretion of the Bank, and neither this Agreement nor any loans or other action by the Bank shall obligate the Bank to make further loans to the Borrower.

                       (b) The Bank shall automatically reimburse itself for amounts drawn under any Letter of Credit issued pursuant to the LC Facility. The automatic reimbursement described above shall constitute, and be made in the form of, an Advance under the Revolving Loan Note as a Prime Rate Loan.

                       (c) Advances under the Revolving Loan Note shall be made pursuant to Borrower's written or telephonic request therefor, given by Borrower to Bank, stating the date of the requested borrowing, the amount of the requested Advance, whether it will be a Prime Rate Loan or Libor Rate Loan, the applicable Interest Period, if any, and the total amount to be borrowed. Bank shall only be obligated to make Advances in increments of Ten Thousand Dollars ($10,000.00). For all purposes relating to Advances hereunder, Stores shall be the agent of Borrower, and Bank shall not be obligated to accept direction from any other Borrower with respect to any Advance until Bank shall have received written notice to that effect. In addition, all Advances to be made at the Libor Rate shall equal or exceed Two Hundred Fifty Thousand Dollars ($250,000.00). Each written request for an Advance shall be signed by an authorized representative of Borrower, and each telephonic request for an Advance shall be made, and confirmed in writing within twenty-four (24) hours thereafter, by such an authorized representative. Any written request with respect to a Libor Rate Loan shall be received by Bank on or before the applicable Interest Determination Date. Any telephonic request for a Libor Rate Advance shall be made on or before the applicable Interest Determination Date. No written request for an Advance shall become effective until actually received by Bank.

                       (d) Borrower undertakes and agrees to pay to Bank on the first day of each calendar month interest on the amount outstanding under the Revolving Loan Note, at an annual rate based upon a year of three hundred sixty-five (365) days, with respect to each Advance to be determined as follows:

                            (i) A rate per annum, at the option of Borrower, based on either (A) the Libor Rate plus two hundred (200) basis points or (B) the Prime Rate less one-half percent (1/2%).

                            (ii) The rate of interest on any Prime Rate Loan will automatically and immediately increase or decrease on the day of, and by an amount equal to, each increase or decrease in the Prime Rate with no notice to Borrower.

                            (iii) Any Libor Rate Loan elected by Borrower under this Section 2.1 shall, as to each such Advance, remain in effect until the expiration of the applicable Interest Period. Borrower may select a new Interest Period for such Libor Rate Loan on the applicable Interest Determination Date by delivery of written notice to Bank on or before such date. In the event that Borrower shall fail to give timely notice on or before the applicable Interest Determination Date of its election to continue any Libor Rate Loan as provided above or convert such Loan to a Prime Rate Loan, or in the event any such conversion or continuation shall be prohibited by the terms of this Agreement, such Advance (unless repaid) shall automatically be deemed to be refinanced with a Prime Rate Loan at the end of the Interest Period then in effect with respect to such Libor Rate Loan.

                            (iv) Notwithstanding any provision in this Agreement to the contrary, if an Event of Default shall have occurred, the unpaid principal and, to the extent permitted by law, accrued interest under the Revolving Loan Note shall bear interest at the Default Rate until the Event of Default shall have been cured with the consent of Bank. Prior to maturity, if any payment of principal or interest is ten (10) or more days past due, Borrower shall pay a late fee of an amount equal to the lesser of five percent (5%) of such payment or Two Hundred Fifty Dollars ($250.00).

                       (e) The Revolving Loan shall mature on April 30, 1999. On April 30, 1999, the Bank may, subject to the Bank's then existing credit and lending policy requirements, and provided no Event of Default has occurred and is continuing hereunder, extend and renew the term of the Revolving Loan for an additional one (1) year period, in the Bank's sole discretion. If the Bank does not extend and renew the term of the Revolving Loan, then the Bank will consider, in its discretion, extending the then current maturity date of the Revolving Loan for a period of one hundred eighty (180) days during which Borrower may obtain replacement financing. If the Bank does not notify the Borrower that it has elected to renew and extend the Revolving Loan, then Bank shall be deemed to have declined to so renew and extend the Revolving Loan.

                  2.2  LETTER OF CREDIT FACILITY.

                       (a) Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties contained herein being true as of the date of issuance of the letters of credit described herein, the Bank will, provided no Event of Default has occurred and is continuing, at the request of Borrower, issue for the account of Borrower one or more letters of credit (each a "Letter of Credit" and collectively the "Letters of Credit") upon such terms (including, without limitation, the execution and delivery by Borrower of such applications, notes and other instruments and payments of the fees provided herein as Bank may require) and in such form and substance as are satisfactory to Bank in connection with the Borrower's business activities. In no event shall the aggregate outstanding amount under all Letters of Credit (that is, that portion which has not already been drawn upon by the beneficiary thereof (the "Available Draw")) exceed Fifteen Million Dollars ($15,000,000.00) (the "LC Facility"). Any portion of a Letter of Credit which has been drawn against shall be immediately reimbursed to the Bank by means of an Advance under the Revolving Loan pursuant to Section 2.1 of this Agreement, or if there is no availability, the amount of such Letter of Credit draw shall be immediately reimbursed by the Borrower. The LC Facility shall be available to Borrower for a period concurrent with that of the Revolving Loan. No Letter of Credit will be issued which has a stated expiration date occurring on or after the Maturity Date.

                       (b) For purposes of determining the Maximum Loan Amount permitted pursuant to Section 2.1, the issuance of a Letter of Credit by Bank shall limit the availability of Advances under the Revolving Loan as set forth in Section 2.1. In connection with the issuance and maintenance of each Letter of Credit, Borrower shall pay to the Bank fees and commissions as set forth in Section 8 hereof.

                       (c) Borrower shall be obligated to reimburse Bank for any additional amounts, if any law, regulation or guideline which becomes effective after the date hereof or change after the date hereof in any law or regulation or in the interpretation thereof or issuance after the date hereof of any ruling, decree, judgment or recommendation by any regulatory body, court or any administrative or governmental authority charged or claiming to be charged with the administration thereof, shall either (i) impose upon, modify, require, make or deem applicable to the Bank or any of its affiliates any reserve requirement based upon the deeming of Letters of Credit to be deposits held by the Bank, special deposit requirement, insurance assessment or similar costs or requirement against or affecting letters of credit issued or to be issued hereunder or (ii) subject the Bank or any of its affiliates to any tax, charge, fee, deduction, withholding or similar costs of any kind whatsoever or (iii) impose any condition upon or cause in any manner the addition of any supplement to or increase of any kind to the Bank's or an affiliate's capital or cost base for issuing such Letters of Credit which results in an increase in the capital requirement supporting such Letters of Credit or (iv) impose upon, modify, require, make or deem applicable to the Bank or any of its affiliates any capital requirement, increased capital requirement or similar requirement such as the deeming of such Letters of Credit to be assets held by the Bank or any of its affiliates for capital calculation or other purposes, and the result of any events referred to in (i), (ii), (iii) or (iv) above shall be to increase the costs or decrease the benefit in any way to the Bank or any affiliate of issuing, maintaining or participating in such Letters of Credit, then the Borrower shall, on the tenth business day after receipt of written notice of such increased costs or decreased benefits (which notice shall set forth in reasonable detail the calculation of such increased costs or decreased benefits) or both to the Borrower by the Bank, pay to the Bank all such additional amounts which, in the Bank's sole good faith calculation as allocated to such Letters of Credit:

                            (i)  in the case of events referred to in (i) and
                                 (ii) above, shall be sufficient to compensate it for all such increased costs, decreased benefits or both; or

                            (ii) in the case of events referred to in (iii) and
                                 (iv) above, shall be an amount per annum, payable quarterly, equal to the product obtained by multiplying (i) the minimum percentage (expressed as a decimal) capital required by the appropriate regulatory bodies to be maintained for letter of credit risks of the type issued hereunder (taking into account any risk allocation percentage or weighing factor), times (ii) the amount of the Letters of Credit; and

                            (iii) all as certified by the Bank in said written
                                 notice to the Borrower, which certification shall be conclusive absent manifest error.

                                 The Bank agrees not to seek reimbursement pursuant to this Section 2.3(c) unless the Bank is seeking similar type reimbursement from its other borrowers or customers for whom it has issued letters of credit or has established a letter of credit facility.

                  2.3 EVIDENCE OF LOANS. The Loans shall be evidenced by the Revolving Loan Note any note delivered in substitution therefor (collectively, the "Notes") in form satisfactory to Bank and shall bear interest as herein provided. In case of any change after the date hereof in law or governmental rules, regulations, guidelines or orders (or any interpretations thereof) or the introduction of new laws, regulations or guidelines which become effective after the date hereof, which require Bank to reserve for unfunded credit commitments, Bank may charge Borrower an additional fee which will compensate Bank for such requirements, unless the Borrower reduces the amount of the unfunded commitment sufficient to obviate the need for such fee. Bank will only charge such fee to Borrower if the Bank is generally charging its other customers a similar fee.

                  The Bank shall make entries in its accounting system for the amount of each Advance made under the Agreement and all interest and fees as they accrue and shall credit such account for each payment of principal and interest and other amounts. Such accounts shall constitute rebuttably correct evidence of all amounts outstanding and all amounts advanced by the Bank pursuant to this Agreement.

                  2.4 LOAN PAYMENTS. All payments of interest, principal and all other amounts owing hereunder or under the Notes shall be made by the Borrower to the Bank in immediately available funds at its principal office in Cincinnati, Ohio or at such other place as the Bank may designate in writing, at such times as shall be set forth herein or in the Notes or if not so set forth, such amounts shall be payable on demand. Borrower hereby authorizes Bank, at Bank's option, to charge any account or change or increase any Loan balance of Borrower at Bank for the payment or repayment of any interest or principal of the Loans or any fees, charges or other amounts due to Bank hereunder. Bank shall be permitted to apply funds in the Cash Collateral Account to the Obligations in such order of payment as it deems appropriate.

        SECTION 3. GRANT OF SECURITY INTEREST. To secure the payment and performance of all of the Obligations the Borrower hereby grants to the Bank a continuing security interest in and assigns to the Bank all of Borrower's right and interest in and to the Collateral. The foregoing interest granted by Borrower to Bank shall be a first priority security interest and superior to all other liens and encumbrances with respect to all Collateral owned by Borrower, subject only to the Permitted Liens. Borrower acknowledges that the Loans contemplated herein represent, in part, a refinancing of certain obligations of Odd-Job to the Bank. Borrower agrees that all liens and security interests previously granted to the Bank by Odd-Job shall continue and extend to secure the Obligations, and agree that this extension shall in no manner affect or impair such liens and security interests.

        SECTION 4. REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants to the Bank that:

                  4.1 ORGANIZATION AND AUTHORITY. (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of its organization and has the power and authority to conduct its business as now conducted and as proposed to be conducted while this Agreement is in effect; (b) the execution and delivery of this Agreement, the Notes and the other Loan Documents and the performance of the transactions contemplated hereby and thereby are within the authority of the Borrower and have been duly authorized by all proper and necessary corporate action; (c) except as set forth on Schedule 4.1(c), the execution and delivery of this Agreement, the Notes and the other Loan Documents and the performance of the transactions contemplated hereby and thereby will not violate or contravene any provisions of law or the charter or by-laws of the Borrower, or result in a breach or default in respect of the terms of any agreement to which the Borrower is a party or by which it is bound, which breach or default would result in the creation, imposition or enforcement of any lien against any of the Collateral, or would have a material adverse affect on the conduct of the Borrower's business as it is now being conducted and proposed to be conducted while this Agreement is in effect, or would otherwise materially impair the value of the security interest granted to the Bank hereunder; and (d) the Borrower is duly qualified and is in good standing and duly authorized to do business in every jurisdiction where the nature of its properties or the conduct of its business requires such qualification and authorization, as shown on Schedule 4.1(d) attached hereto, and where the failure to qualify would have a material adverse effect on Borrower.

                  4.2 BINDING EFFECT OF DOCUMENTS. This Agreement, the Notes and the other Loan Documents are legal and binding obligations of the Borrower enforceable in accordance with their terms, except as limited by bankruptcy, insolvency, or other laws relating to the enforcement of creditor's rights and general equitable principles.

                  4.3 GOVERNMENT CONSENT. The execution and delivery of this Agreement, the Notes and the other Loan Documents and the performance of the transactions contemplated hereby and thereby do not require any approval or consent of any governmental agency or authority or of any other party except as set forth on Schedule 4.3.

                  4.4 FINANCIAL STATEMENTS. Borrower has delivered to the Bank copies of the financial statements of Mazel Company L.P. as of and for the year or other period ending December 31, 1996 prepared by KPMG Peat Marwick. All of these financial statements are true and correct, are in accordance with the respective books of account and records of the Borrower and have been prepared in accordance with generally accepted accounting principles, and fairly present the financial condition of the Borrower and its assets and liabilities and the results of its operations as at such date.

                  4.5 NO CHANGE IN FINANCIAL CONDITION. Since the ending date of the financial statement described in Section 4.4, there has been no change in the assets, liabilities, financial condition or operation of the Borrower, other than changes in the ordinary course of business, the effect of which have not, individually or in the aggregate, been materially adverse.

                  4.6 NO OTHER LIABILITIES. Except to the extent reflected in the financial statements described in Section 4.4 or set forth in Schedule 4.6, the Borrower, as of the date of this Agreement, does not know or have reasonable grounds to know of any basis for the assertion against it of any material liabilities or obligations of any nature, direct or indirect, accrued, absolute or contingent, including, without limitation, liabilities for taxes then due or to become due whether incurred in respect of or measured by the income of the Borrower for any period prior to the date of this Agreement or arising out of transactions entered into, or any state of facts existing prior thereto.

                  4.7 TAXES. The Borrower has filed all federal, state, local and other tax returns and reports required to be filed by it, and such returns and reports are true and correct to the best of its knowledge. The Borrower has paid all taxes, assessments and other governmental charges lawfully levied or imposed on or against it or its properties, other than those presently payable without penalty or interest or being contested in good faith.

                  4.8 NO LITIGATION. Except as described in the attached
Schedule 4.8 and disclosed from time to time pursuant to Section 4.16 hereof, there is no litigation or proceeding or governmental investigation pending or, to the knowledge of the Borrower, threatened against or relating to the Borrower, its properties or business which involves a claim or dispute which exceeds Five Hundred Thousand Dollars ($500,000.00).

                  4.9 COMPLIANCE WITH LAWS. The Borrower is not, to its knowledge, in violation of or default under any statute, law, ordinance, regulation, license, permit, order, writ, injunction or decree of any government, governmental department, commission, board, bureau, agency, instrumentality or court, which violation or default would have a material adverse effect on the business, properties or condition, financial or otherwise, of the Borrower.

                  4.10 NO DEFAULTS. The Borrower is not, to its knowledge, in default under a material order, writ, judgment, injunction, decree, indenture, agreement, lease or other instrument or contract, which default would have a material adverse effect on the business, properties or condition, financial or otherwise, of the Borrower, or in the performance of any covenants or conditions respecting any of its indebtedness for borrowed money, and no holder of any Indebtedness of the Borrower has given notice of any asserted default thereunder, and no liquidation or dissolution of the Borrower and no receivership, insolvency, bankruptcy, reorganization or other similar proceedings relative to the Borrower or its properties is pending or, to the knowledge of the Borrower, is threatened against Borrower.

                  4.11 LOCATION OF COLLATERAL. The Borrower maintains places of business and owns Collateral only at those locations shown on Schedule 4.11 attached hereto (other than certain locations disclosed in writing to Bank or as otherwise permitted by Section 5.9(g) hereof) and incorporated by reference herein and maintains its chief executive office and its books of account and records, including all records concerning Collateral at 31000 Aurora Road, Solon, Ohio 44139 and 385 Nordhoff Place, Englewood, New Jersey. All of such locations are locations where Borrower is a tenant leasing space or has a contractual arrangement to store Inventory.

                  4.12 TITLE TO COLLATERAL. With respect to the Collateral, other than as set forth on Schedule 4.12 attached hereto at the time the Collateral becomes subject to the Bank's security interest, the Borrower is and at all times will be the sole owner of and have good and marketable title to or valid leasehold interests in the Collateral, free from all liens, encumbrances and security interests in favor of any Person other than the Bank except for Permitted Liens, and has full right and power to grant the Bank a security interest therein. All information furnished to Bank concerning the Collateral is and will be complete, accurate and correct in all material respects when furnished.

                  4.13 RIGHTS OF BORROWER TO ACCOUNTS. As to each and every Account (a) it is a bona fide existing obligation, valid and enforceable against the Debtor (except as may be limited by bankruptcy or insolvency of the Debtor or general equitable principles) for a sum certain for sales of goods shipped or delivered, or goods leased, or services rendered in the ordinary course of business; (b) all supporting documents, instruments, chattel paper and other evidence of indebtedness, if any, delivered to the Bank are complete and correct and valid and enforceable in accordance with their terms (except as may be limited by bankruptcy or insolvency of the Debtor or general equitable principles) and, to the best of Borrower's knowledge, all signatures and endorsements that appear thereon are genuine, and all signatories and indorsers have full capacity to contract; (c) the Debtor is liable for payment of the amount expressed in such Account according to its terms (except as may be limited by bankruptcy or insolvency of the Debtor or general equitable principles); (d) it will be subject to no discount, allowance or special terms of payment except in the ordinary course of business without the prior approval of the Bank; (e) it is not subject to any prohibition or limitation upon assignment, except as set forth on Schedule 4.12 hereto; (f) the Borrower has full right and power to grant the Bank a security interest therein and the security interest granted in such Accounts to the Bank in Section 3 hereof, when perfected, will be a valid first security interest which will inure to the benefit of the Bank without further action. The warranties set out herein shall be deemed to have been made with respect to each and every Account now owned or hereafter acquired by the Borrower.

                  4.14 RIGHTS OF BORROWER IN INVENTORY. The Eligible Inventory is and will be saleable in the ordinary course of business and none of the Inventory is or will be stored at a location (a) other than set forth on
Schedule 4.11 or any new location of which Bank has received prior written notice after the date hereof or (b) with a bailee without the prior written consent of Bank.

                  4.15 ACCURACY OF REPRESENTATION. No representation or warranty by or with respect to the Borrower contained herein or in any certificate or other document furnished by the Borrower pursuant hereto contains any untrue statement of a material fact.

                  4.16 REPRESENTATIONS AS INDUCEMENT TO BANK. The foregoing representations and warranties are made by the Borrower with the knowledge and intention that the Bank will rely thereon, and shall survive the execution and delivery of this Agreement and the making of all Loans hereunder. The receipt of Borrower of each Advance shall constitute a representation and warranty by Borrower that the representations and warranties of Borrower contained in this
Section 4 are true and correct in all material respects as of the date of such Advance, except to the extent such representations and warranties expressly relate to an earlier date. The Borrower shall supplement in writing, as necessary, all representations and warranties made in accordance with this Agreement, and shall deliver such supplemental disclosure to the Bank and shall otherwise be entitled to supplement in writing and deliver to the Bank any information, including without limitation, any exhibits or schedules hereto, so that the representations and warranties subject to such supplemental disclosure shall continue to be true and accurate; PROVIDED, HOWEVER, that the furnishing of such supplemental disclosure shall not constitute a cure or waiver of any Event of Default arising from the matters disclosed therein or otherwise then existing, but shall constitute, from the date of delivery of such supplemental disclosure, an amendment to the representations and warranties. Any reference in this Agreement to the representations and warranties contained herein shall mean such representations and warranties as the same may have been supplemented in accordance with the provisions of this Section.

                  4.17 ENVIRONMENTAL PROTECTION. The Borrower (a) has no actual knowledge of the permanent placement, burial or disposal of any Hazardous Substances (as hereinafter defined) on any real property leased, owned or occupied by the Borrower (the "Premises"), or any spills, releases, discharges, leaks, or disposal of Hazardous Substances that have occurred or are presently occurring on, under, or onto the Premises, or of any spills, releases, discharges, leaks or disposal of Hazardous Substances that have occurred or are occurring off the Premises as a result of the Borrower's improvement, operation, or use of the Premises which would result in non-compliance with any of the Environmental Laws (as hereinafter defined); (b) is and has been in compliance with all applicable Environmental Laws, except for such non-compliance which would not have a material adverse effect on Borrower, its financial condition, its operations, or properties; (c) knows of no pending or threatened environmental civil, criminal or administrative proceedings against the Borrower relating to Hazardous Substances; (d) knows of no facts or circumstances that would give rise to any future civil, criminal or administrative proceeding against the Borrower relating to Hazardous Substances; and (e) will not permit any of its employees, agents, contractors, subcontractors, or any other person occupying or present on the Premises to generate, manufacture, store, dispose or release on, about or under the Premises any Hazardous Substances which would result in the Premises not complying with the Environmental Laws.

                  As used herein, "Hazardous Substances" shall mean and include all hazardous and toxic substances, wastes, materials, compounds, pollutants and contaminants (including, without limitation, asbestos, polychlorinated biphenyls, and petroleum products) which are included under or regulated by the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. 9601, et seq., the Toxic Substances Control Act, 15 U.S.C. 2601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. 6901, et seq., the Water Quality Act of 1987, 33 U.S.C. 1251, et seq., and the Clean Air Act, 42 U.S.C. 7401, et seq., and any other federal, state or local statute ordinance, law, code, rule, regulation or order regulating or imposing liability (including strict liability) or standards of conduct regarding Hazardous Substances (hereinafter the "Environmental Laws"), but does not include such substances as are permanently incorporated into a structure or any part thereof in such a way as to preclude their subsequent release into the environment, or the permanent or temporary storage or disposal of household hazardous substances by tenants and which are thereby exempt from or do not give rise to any violation of the aforementioned Environmental Laws.

                  Further, the Borrower hereby indemnifies the Bank and holds the Bank harmless from and against any loss, damage, cost, expense or liability (including strict liability) directly or indirectly arising out of or attributable to the generation, storage, release, threatened release, discharge, disposal or presence (whether prior to or during the term of the Loan) of Hazardous Substances on, under or about the Premises (whether by the Borrower or any employees, agents, contractor or subcontractors of the Borrower or any predecessor in title or any third persons occupying or present on the Premises), or the breach of any of the representations and warranties regarding the Premises, including, without limitation: (a) those damages or expenses arising under the Environmental Laws; (b) the costs of any required or necessary repair, cleanup or detoxification of the Premises, including the soil and ground water thereof, and the preparation and implementation of any closure, remedial or other required plans; (c) damage to any natural resources; and (d) all reasonable costs and expenses incurred by the Bank in connection with clauses
(a), (b) and (c) including, but not limited to reasonable attorneys' fees.

                  The indemnification provided for herein shall not apply to any losses, liabilities, damages, injuries, expenses or costs which: (i) arise from the gross negligence or willful misconduct of the Bank, or (ii) relate to Hazardous Substances placed or disposed of on the Premises after the Bank acquires Borrower's interest in the Premises through foreclosure or otherwise.

                  4.18 EMPLOYEE BENEFIT PLANS. Other than as set forth on
Schedule 4.18 hereto, Borrower has no Plans, which are subject to regulation under Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and no other Plans, which if violated, would have a material adverse effect on Borrower, its financial condition, operations or property. Borrower has not received any notice to the effect that it is not in full compliance with any of the requirements of ERISA, and to Borrower's knowledge no fact or situation, including but not limited to any "Reportable Event," or "Prohibited Transaction," as such terms are defined in ERISA, exists which is or is reasonably likely to be construed as a violation of ERISA in connection with any Plan. Except as would not have a material adverse effect on Borrower, Borrower (i) has complied with all applicable provisions of ERISA, including minimum funding requirements, (ii) has made all filings required to be made by Borrower or any of its Plans under ERISA, (iii) has not applied for any extensions of time in which to make contributions to any Plan maintained by it or to which it is required to contribute, (iv) has timely made all contributions and paid all premiums required to be paid to the Pension Benefit Guaranty Corporation, and (v) no matters are presently pending before the United States Labor Department or the Internal Revenue Service concerning any Plan maintained by Borrower to which it is required to contribute.

                  4.19 EMPLOYEE RELATIONS. Other than as set forth on Schedule 4.19, Borrower is not a party to any collective bargaining agreement, there are no material grievances, disputes or controversies with any union or any other organization of Borrower's employees, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization.

                  4.20 INTELLECTUAL PROPERTY. Other than as set forth on
Schedule 4.20, Borrower does not own or utilize any patents, trademarks, trade names, copyrights or similar intellectual property rights, whether by license or otherwise.

                  4.21 MATERIAL AGREEMENTS. Except as disclosed on Schedule 4.21 hereto, as of the date hereof Borrower is not a party to nor is Borrower or any of its property bound by (a) any order, writ, injunction, judgment or decree of any court or government agency or instrumentality which, if violated could have a material adverse effect on Borrower, its financial condition, operations or properties, (b) any debt instrument which, if violated, could have a material adverse effect on Borrower, its financial condition, operations or properties,
(c) any security agreement, mortgage, deed of trust, pledge, assignment or other document or arrangement where any lien upon any of Borrower's property exists in favor of any person other than Bank which, if violated, could have a material adverse effect on Borrower, its financial condition, operations or properties,
(d) any lease (capital, operating or otherwise), whether as lessee or lessor thereunder, (e) any contract, commitment, agreement or other arrangement involving the purchase or sale of any of its property by Borrower, or the license of any right to or by Borrower, which, if terminated for any reason, could result in a material adverse effect on Borrower, its financial conditions, operations or properties, (f) any contract, commitment, agreement or other arrangement with any Affiliate which, if violated, could have a material adverse effect on Borrower, its financial condition, operations or properties, (g) any management or employment contract or contract for personal services with any Person, not otherwise an Affiliate, which is not otherwise terminable at will or on less than ninety (90) days notice without liability which, if violated, could have a material adverse effect on Borrower, its financial condition, operations or properties, (h) any collective bargaining agreement which, if violated, could have a material adverse effect on Borrower, its financial condition, operations or properties, or (i) any other contract, agreement, understanding or arrangement which, if violated, could have a material adverse effect on Borrower, its financial condition, operations or properties.

                  4.22 SUBSIDIARIES AND PARTNERSHIP INTERESTS. Other than as set forth on Schedule 4.22 hereto, Borrower has no wholly-owned subsidiaries, and owns no interest in any corporation or partnership.

         SECTION 5. AFFIRMATIVE COVENANTS. The Borrower covenants and agrees that until all of the Obligations have been paid in full, unless the Bank shall otherwise consent in writing, it shall:

                  5.1 BOOKS AND RECORDS. Maintain complete and accurate books of account and records pertaining to the Collateral and the operations of the Borrower, and all such books of account and records shall be kept and maintained at the location specified in Section 4.11 or any new location of which Bank has received prior written notice after the date hereof as provided below. The Borrower shall not move such books of account and records or change its chief executive office without giving the Bank at least sixty (60) days prior written notice. Prior to moving any of such books of account and records or changing the location of its chief executive office, the Borrower shall execute and deliver to the Bank financing statements satisfactory to the Bank. All such books of account and records and all financial statements and reports furnished to the Bank shall be maintained and prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods.

                  5.2 ACCESS TO INFORMATION. Upon reasonable prior notice and at reasonable intervals, grant the Bank, or its representatives, full and complete access to the Collateral and to all books of account, records, correspondence and other papers relating to the Collateral during normal business hours and the right to inspect, examine, verify and make abstracts from the copies of such books of account, records, correspondence and other papers, and to investigate such other records, activities and business of the Borrower as they may deem necessary or appropriate at the time. Borrower acknowledges and agrees that Bank shall have the absolute right, in addition to any other inspection or request pursuant hereto, to conduct two (2) audits during any fiscal year of the Borrower's facilities, its books and records and the Collateral, and such additional audits as Bank deems necessary or appropriate after an Event of Default occurs and is continuing.

                  5.3 EVIDENCE OF ACCOUNTS. From time to time as the Bank may reasonably require, deliver to the Bank schedules of all outstanding Accounts. Such schedules shall be in form satisfactory to the Bank and shall show the age of such Accounts from date of invoice in intervals of not more than thirty (30) days (current and past due amounts), and contain such other information and be accompanied by such supporting documents as the Bank may from time to time prescribe. The Borrower shall also deliver to the Bank such other schedules and information as the Bank may reasonably request. The items to be provided under this Section are to be prepared and delivered to the Bank from time to time solely for its convenience in maintaining records of the Collateral and the Borrower's failure to give any of such items to the Bank shall not affect, terminate, modify or otherwise limit the Bank's security interest granted herein.

                  5.4 FINANCIAL INFORMATION. During the term of the Loans, Borrower shall deliver the following to Bank:

                       (a) Deliver to the Bank within forty-five (45) days after the close of each fiscal quarter of the Borrower, a statement of condition and statement of income and cash flows of Borrower for such period, (it being agreed that a copy of Borrower's Form 10-Q delivered to the Bank shall satisfy this requirement) accompanied by a calculation of the financial ratios in this Agreement, certified as complete and correct by the president, chief accounting or financial officer of Borrower, as well as a compliance certificate signed by the president, chief accounting or financial officer of Borrower certifying that Borrower is in compliance with all the terms and conditions of this Agreement and that all representations and warranties of Borrower hereunder (other than Section 4.21) are true and accurate in all material respects and further showing Borrower's compliance with all financial covenants herein;

                       (b) within thirty (30) days after the end of each fiscal quarter, an interim, unaudited balance sheet and related profit and loss statement and a report or schedule, as the case may be, of (i) wholesale Inventory with aging (which report shall only be required on and after January 1, 1998), (ii) joint venture Inventory (as defined in Section 5.9(g) hereof) and (iii) a statement in such form as Bank may require of the current status and value of all Accounts and Inventory, including a breakdown of such Inventory and Accounts as are not Eligible Inventory or Eligible Accounts, respectively;

                       (c) within forty five (45) days after the close of each fiscal quarter of Borrower, a schedule of all retail store locations opened by Borrower during such fiscal quarter indicating the dates of opening of such stores, and reporting on gross sales from all retail store locations, the operating income from each location (before allocation of corporate expenses) and all direct and allocated expenses for each location;

                       (d)  deliver to the Bank not more than one hundred twenty
                            (120) days after the close of each fiscal year of the Borrower, or within such further time as the Bank may permit, audited financial statements for Borrower including a balance sheet, a related income statement and statement of cash flows, prepared in accordance with generally accepted accounting principles by independent certified public accountants acceptable to the Bank, who shall give their unqualified opinion with respect thereto (it being agreed that a copy of Borrower's Form 10-K delivered to the Bank shall satisfy this requirement) and, if any, the auditor's letter to management, provided that such financial statements shall be accompanied by a certified schedule of the Material Agreements as of the date of such financial statements;

                       (e) within ten (10) days after the end of each fiscal month, a month-end reconciliation of the borrowing base reports together with an Accounts aging;

                       (f) no later than January 31 of each fiscal year of Borrower, a plan of operations and budget for such fiscal year, including a monthly breakdown of all categories, together with projections of income statements, balance sheets, cash flow budgets and related expenditures, which shall be accompanied by a description of the assumptions upon which such projections are based.

                  5.5 OTHER INFORMATION. Furnish to the Bank such other financial and business information and reports in form and substance satisfactory to the Bank as and when the Bank may from time to time reasonably request.

                  5.6 MAINTENANCE OF EXISTENCE AND LICENSES. While this Agreement remains in effect and until the Obligations have been paid in full,
(a) maintain its existence in good standing; (b) make no change in the nature or character of its business; (c) maintain and keep in full force and effect all licenses and permits necessary to the proper conduct of its business where the failure to do so would have a material adverse effect on Borrower, its financial condition, operations or properties and (d) at the reasonable request of the Bank, qualify as a foreign business and obtain all requisite licenses and permits in each state (other than the state of its organization) where the Borrower does business where the failure to do so would have a material adverse effect on Borrower, its financial condition, operations or properties.

                  5.7 MAINTENANCE AND INSURANCE OF PROPERTIES. Maintain and keep all of its properties, real and personal, in good working order, condition and repair and insure and keep insured all such properties at all times in such amounts and against loss of damage by fire, theft, and such other risks and hazards as are customarily insured against by businesses in similar circumstances, or as the Bank may reasonably specify from time to time, with insurers and in amounts reasonably acceptable to the Bank. Bank acknowledges that Borrower's existing insurance satisfies the requirement of this Section 5.7. If the Borrower fails to do so, the Bank may obtain such insurance and charge the cost thereof to the Borrower's account and add it to the Obligations. Bank shall be named as an additional insured and loss payee on such insurance policies to the extent that such policies insure the Collateral. All policies shall provide for at least ten
(10) days prior written notice of cancellation to the Bank. Borrower shall deliver at least annually to Bank, or sooner if Bank shall request, certificates of insurance evidencing the Borrower's compliance herewith. After the occurrence and during the continuance of an Event of Default, any and all sums received by Bank in payment of insurance losses, returns or unearned premiums or any other proceeds of insurance may, at the option of Bank, be applied to the payment of all or any part of the Obligations whether or not the same is then due and payable, as the Bank may direct but, prior thereto, Borrower may receive and be entitled to apply such proceeds in the ordinary course of business. After the occurrence and during the continuance of an Event of Default, Borrower hereby assigns to Bank any return or unearned premium which may be due upon cancellation of any such policies for any reason and directs the insurers to pay Bank any amount so due. Bank or Bank's designated agent is hereby constituted and appointed Borrower's attorney-in-fact to (either in the name of Borrower or in the name of Bank) make adjustments of all insurance losses, sign all applications, receipts, releases and other papers necessary for the collection of any such loss, and any return or unearned premium, execute proof of loss, make settlements and endorse and collect all instruments payable to Borrower or issued in connection therewith. Notwithstanding any action by Bank hereunder, any and all risk of loss or damage to Borrower's Inventory, Equipment and other assets, including any risk as to the extent of any and all deficiencies in the effective insurance coverage thereof, is hereby expressly assumed by Borrower. Bank agrees that it shall have no right to take any act pursuant to such power of attorney until after the occurrence and during the continuance of an Event of Default.

                  5.8 LIABILITY INSURANCE. At all times, maintain in full force and effect such liability insurance with respect to its activities and business interruption and other insurance as may be reasonably required by Bank, such insurance to be provided by insurer(s) acceptable to Bank, and if requested by Bank, such insurance shall name Bank as an additional insured. Copies of such policies or certificates of insurance shall be provided to Bank promptly upon issuance at the request of Bank. Bank acknowledges that Borrower's existing insurance satisfies the requirement of this Section 5.8.

                  5.9 NOTICE OF CERTAIN EVENTS. Give prompt notice in writing to the Bank of any of the following:

                       (a) Prior written notice of any proposed change in any location where Borrower's Inventory is maintained and any new locations where Borrower's Inventory is to be maintained, and a notice confirming the occurrence of any such change;

                       (b) The location of any new places of business and the change in or close of any of its existing places of business;

                       (c) Thirty (30) days prior notice of any proposed change in Borrower's name or any trade name of Borrower, and a notice confirming the occurrence of any such change;

                       (d) Any incident of any uninsured (determined in the aggregate in any fiscal year) loss or damage to Borrower's Equipment, Inventory or other physical assets, the cost of replacement of which exceeds Five Hundred Thousand Dollars ($500,000.00);

                       (e) Any event occurring after the execution hereof which, if it had existed on the date of this Agreement, would have required qualification of the representations and warranties set forth herein and any material adverse change in financial condition, operations or properties of the Borrower or the ability of the Borrower to perform its obligations under this Agreement or the Loan Documents including, but not limited to, a default or receipt of a notice of default under any Material Agreement;

                       (f) Any Event of Default hereunder, or any fact or circumstance or a combination thereof which with the delivery of notice or the passage of time would constitute an Event of Default hereunder; or

                       (g) Notwithstanding Section 5.9(a) above, Borrower will provide five (5) business days prior written notice of the location of any Inventory purchased jointly with any other Persons ("joint venture Inventory"), provided however, such notice is not required if Borrower reasonably anticipates that such Inventory will be held at such location for less than thirty
                            (30) days after the date Borrower pays for such Inventory and the fair market value of such Inventory does not exceed Seven Hundred Fifty Thousand Dollars ($750,000.00).

                  5.10 PAYMENT OF TAXES. Pay all taxes, assessments or governmental charges lawfully levied or imposed on or against it and its properties prior to the date when such taxes, assessments or charges shall become delinquent, unless the Borrower shall contest the validity thereof in good faith with appropriate proceedings diligently pursued and shall post any bond or other security required by applicable law or adequate book reserves in accordance with GAAP have been established and are reasonably acceptable to Bank.

                  5.11 DEALINGS IN INVENTORY. With respect to the Inventory, sell or dispose of the Inventory only to buyers in the ordinary course of business. Borrower will not sell Inventory on consignment in excess of $200,000.00, in the aggregate at any time. In the event of any change in location of any of the Inventory, Borrower will, prior to any such change, execute and deliver to the Bank such financing statements satisfactory to the Bank as the Bank may request.

                  5.12 CLAIMS AGAINST BORROWER. Immediately upon learning thereof, report to the Bank any claim or dispute asserted by any Debtor or other obligor with respect to any non-retail inventory or transaction, and any other matters materially affecting the value and enforceability or collectibility of any of the Collateral and shall report to Bank, upon its request, any reclamation, return (excluding any sales for value of Retail Inventory in the ordinary course) or repossession of goods. In addition, the Borrower shall, at its sole cost and expense (including reasonable attorney's fees), settle any and all such claims and disputes and indemnify and protect the Bank against any liability, loss or expense arising therefrom or out of any such reclamation, return or repossession of goods, provided, however, if the Bank shall so elect, it shall have the right upon and during the continuance of an Event of Default to settle, compromise, adjust or litigate all claims or disputes directly with the Debtor or other obligor upon such terms and conditions as it deems advisable and charge all costs and expenses thereof (including attorneys' fees) to the Borrower's account and add them to the Obligations.

                  5.13 DEFENSE OF COLLATERAL. Defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein and pay all costs and expenses (including attorneys' fees) incurred in connection with such defense.

                  5.14 FINANCING STATEMENTS. At the request of the Bank, execute and deliver such financing statements, documents and instruments, and perform all other acts as the Bank deems necessary or desirable, to carry out and perform the intent and purpose of this Agreement, and pay, upon demand, all expenses (including attorneys' fees) incurred by the Bank in connection therewith. A photocopy of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof.

                  5.15 FINANCIAL COVENANTS. Maintain the following financial covenants:

                       (a) Tangible Net Worth as follows:At all times equal to or exceeding Thirty-Five Million Dollars ($35,000,000.00). Subject to the foregoing, Borrower's Tangible Net Worth may be reduced from that amount reported in the prior fiscal period without such reduction constituting an Event of Default hereunder, provided that such reduction is in an amount not exceeding ten percent (10%), in the aggregate, from the highest Tangible Net Worth of Borrower reported in any prior fiscal period.

                       (b) A ratio of Liabilities to Tangible Net Worth as at all times of not more than 3.0 to 1.0.

                       (c) An Interest Coverage Ratio at all times not less than 3.5 to 1.0.

                       (d) Net Working Capital at all times of not less than Twenty-Five Million and No\Dollars ($25,000,000.00), excluding any amount which may be available under the Revolving Loan Note.

                       (e) A ratio of Current Assets to Current Liabilities at all times of not less than 1.5:1.0.

                  5.16 MAINTENANCE OF BANK ACCOUNTS. Except as otherwise agreed from time to time, concentrate all of its depository accounts with Bank, including without limitation, all demand deposit, lock box, time deposit, concentration and zero balance accounts except, however, certain accounts necessary for the operation of its retail locations need not be maintained at the Bank provided arrangements acceptable to the Bank have been established for the immediate transfer of funds to accounts maintained at Bank. Borrower shall also provide Bank with a power of attorney with respect to each such account, which Bank may only utilize after the occurrence and continuation of an Event of Default.

                  5.17 COMPLIANCE WITH LEASES. Borrower will comply in all material respects with the provisions of all leases to which it is a party or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder; PROVIDED, HOWEVER, that the Borrower may cancel, surrender or modify any lease or leases or contest in good faith any provision thereof if such action is reasonably deemed by the Borrower advantageous to its business and if no forfeiture, other than reasonable settlement payments in connection with such surrenders or cancellations, under any such lease results therefrom.

                  5.18 ERISA. The Borrower shall, to the extent required by applicable law, with respect to any Plan in effect now or in the future:

                       (a) at all times make timely payment of contributions required to meet the minimum funding standards set forth in Section 302 through 305 of ERISA with respect to its plan,

                       (b) promptly, after the filing thereof, furnish to the Bank copies of each annual report required to be filed pursuant to Section 103 of ERISA in connection with its plan for the plan year, including any certified financial statements or actuarial statements required pursuant to said Section 103,

                       (c) notify the Bank immediately of any fact, including, but not limited to, any "Reportable Event," as that term is defined in Section 4043 of ERISA, arising in connection with the plan which would constitute grounds for termination thereof by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a Trustee to administer the plan,

                       (d) notify the Bank of any "Prohibited Transaction" as that term is defined in Section 406 of ERISA.

                  The Borrower will not:

                       (e)  engage in any "Prohibited Transaction," or

                       (f) terminate any such plan in a manner which could result in the imposition of a lien on the property of the Borrower pursuant to Section 4068 of ERISA.

         SECTION 6. NEGATIVE COVENANTS. The Borrower covenants and agrees that until the Obligations have been paid in full, unless the Bank shall consent in advance in writing, it shall not:

                  6.1 SALE OF ASSETS OR MERGER. Discontinue its business or liquidate, sell, transfer, assign or otherwise dispose of a material part of its assets or of the Collateral, by sale, merger, consolidation or otherwise, provided, however, that it may (a) sell in the ordinary course of business and for a full consideration in money or money's worth, any product, merchandise or service produced, marketed or furnished by it and (b) sell any equipment owned by Borrower which becomes obsolete. Notwithstanding the foregoing, Borrower shall be permitted to transfer Inventory to either of OJBRO Corp., a New York corporation, or OJLI Corp., a New York corporation, and any other parties reasonably acceptable to Bank, at cost (plus reasonable commission).

                  6.2 LIENS AND ENCUMBRANCES. Except as set forth on Schedule 6.2, sell, assign, pledge, grant or suffer to exist a security interest, lien, mortgage or other encumbrance on any of the Collateral to any person other than the Bank, or permit any lien, encumbrance or security interest to attach to any of the Collateral, except in favor of the Bank and except for Permitted Liens.

                  6.3 CONTINGENT LIABILITIES. Endorse, guarantee or become surety for the obligations of any Person, firm or corporation, except that the Borrower may endorse checks and negotiable instruments for collection or deposit in the ordinary course of business.

                  6.4 LOANS. Except as set forth on Schedule 6.4, make any loans or other advances of money, or grant extensions of credit which in the aggregate exceed Five Thousand Dollars ($5,000.00) during any fiscal year (other than normal extensions of trade credit in the ordinary course of business and reasonable salary, travel or relocation advances, and other similar advances in the ordinary course of business) to any Person. Borrower also shall not repay any existing loans made to it by its Affiliates.

                  6.5 DIVIDENDS. Make any Dividends (by way of redemption or otherwise) to any of its shareholders.

                  6.6 DEALINGS WITH ACCOUNTS. Compromise or discount any Account except for ordinary trade discounts or allowances for prompt payment, or other discounts or credits in the ordinary course of business.

                  6.7 INVESTMENTS. Change its name or consolidate or merge with any other entity or, except as permitted here or as shown on Schedule 6.7 hereto, acquire or purchase any equity interest in any other entity, including shares of stock of other corporations, or acquire or purchase any assets or assume any obligations, except that the Borrower is permitted to own notes and other receivables acquired in the ordinary course of business. Notwithstanding the foregoing, the Borrower shall be permitted to (i) invest its cash in highly liquid, investment grade corporate and governmental obligations, (ii) to hold its partnership interests in HIA Trading Associates and Central Processing Associates and (iii) purchase or acquire assets of any other Person which is not an Affiliate where the consideration paid (whether cash, assumption of liability or otherwise) is (A) less than $2,000,000.00 for any single transaction or (B) less than $5,000,000.00 in the aggregate with any other transactions in any fiscal year of Borrower.

                  6.8 CHANGE IN MANAGEMENT OR BUSINESS. Change its management or make any material change in any of its business objectives, purposes and operations which might in any way adversely affect the repayment of the Loans, as determined by the Bank. Reuven Dessler shall continue to hold the positions of Chairman of the Board and Chief Executive Officer of Borrower and perform the duties of that position, Jacob Koval shall continue to hold the position of Executive Vice President of Borrower and perform the duties of that position, Brady Churches shall continue to hold the position of President of Borrower and perform the duties of that position, and Jerry Sommers shall continue to hold the position of Executive Vice President of Borrower and perform the duties of that position, provided, however, if (A) either (but not both) of Reuven Dessler and Brady Churches OR (B) either (but not both) of Jacob Koval and Jerry Sommers is terminated as a result of death, long-term disability or otherwise, Borrower shall be in compliance with this Section 6.8 if within ninety (90) days thereafter a replacement reasonably acceptable to Bank is appointed.

                  6.9 TRANSACTIONS WITH AFFILIATES. Except as set forth on
Schedule 6.9 hereto, enter into, or be a party to, any transaction with any of Borrower's Affiliates after the date hereof, except in the ordinary course of business, pursuant to the reasonable requirements of Borrower's business, and upon fair and reasonable terms which are fully disclosed to Bank and are no less favorable to Borrower than Borrower could obtain in a comparable arm's length transaction with a person not an Affiliate of Borrower. Notwithstanding the foregoing, transfers of Inventory at cost, among the Borrower and its Affiliates, shall not be deemed a violation of this provision.

                  6.10 AMENDMENTS TO PARTNERSHIP AGREEMENT. Borrower will not cause or permit any material amendment to the terms and provisions of any partnership agreement of any partnership(s) in which any of Borrower has an interest if such amendment adversely affects the business affairs or operations of Borrower or Borrower's ability to perform the Obligations.

                  6.11 INDEBTEDNESS. Borrower shall not directly or indirectly create, incur, assume, guaranty or be or remain liable with respect to any Indebtedness, except for (a) any Indebtedness to Bank pursuant to this Agreement or the other Loan Documents; (b) other Permitted Indebtedness; and (c) the Indebtedness listed on Schedule 6.11 of this Agreement.

                  6.12 OTHER LETTERS OF CREDIT. Borrower will not request or obtain any letters of credit from any financial institution or other provider of letters of credit other than Bank.

                  6.13 CAPITAL EXPENDITURES. Borrower shall not expend funds or accrue expense for any machinery, equipment, real or personal property or any other type of property including leasehold improvements, whether through direct purchases and capitalized lease obligations, in excess of (i) Five Million Dollars ($5,000,000.00) in the aggregate in any fiscal year, (ii) a one time expense of Two Million Five Hundred Thousand Dollars ($2,500,000.00) for a point of sale inventory control system, and (iii) Three Hundred Thousand Dollars ($300,000.00) to fixture and equip each new retail location. The capital expense limits contained herein are subject to the continued compliance by the Borrower (prior to and after giving effect to the expenditure) with the covenants and obligations herein. Borrower shall be permitted to carry-forward as an additional capital expense allowance the amount of any unexpended portion of the capital expense limitation which had been designated for scheduled capital expenditures.

                  6.14 CHANGES IN CONTROL. So long as any of the Obligations remain outstanding, there shall be no change in the voting control of Borrower.

         SECTION 7. COLLECTION OF COLLATERAL AND NOTICE OF ASSIGNMENT.

                  7.1 RECEIPTS IN RESPECT OF COLLATERAL. All collections on the Collateral shall be directed to Bank, which shall, on a daily basis, will apply all of the collected balance of such receipts against the Obligations to the extent of the outstanding balance under the Revolving Note, the amount, order and method of such application to be in the sole discretion of Bank provided the Bank shall not utilize such funds as a prepayment of the Term Loan prior to an Event of Default. Any part of the collected balance of such receipts which the Bank elects not to apply to Borrower's Obligations shall be paid over and deposited by Bank to the Borrower's commercial account (which will, prior to an Event of Default, be made available to Borrower).

                  7.2 NOTICE OF ASSIGNMENT. After the occurrence and during the continuance of an Event of Default the Bank shall have the right at any time to notify Debtors of its security interest in the Accounts and to require payments to be made directly to the Bank. Upon request of the Bank after the occurrence and during the continuance of an Event of Default Borrower will so notify the Account Debtors and will indicate on all billings to the Account Debtors that the Accounts are payable to the Bank. To facilitate direct collection, the Borrower hereby appoints the Bank and any officer or employee of the Bank, as the Bank may from time to time designate, as attorney-in-fact for the Borrower to (a) receive, open and dispose of all mail addressed to the Borrower and take therefrom any payments on or proceeds of Accounts; (b) take over the

Borrower's post office boxes or make other arrangements, in which the Borrower shall cooperate, to receive the Borrower's mail, including notifying the post office authorities to change the address for delivery of mail addressed to the Borrower to such address as the Bank shall designate; (c) endorse the name of the Borrower in favor of the Bank upon any and all checks, drafts, money orders, notes, acceptances or other evidences or payment or Collateral that may come into the Bank's possession; (d) sign and endorse the name of the Borrower on any invoice or bill of lading relating to any of the Accounts, on verifications of Accounts sent to any Debtor, to drafts against Debtors, to assignments of Accounts and to notices to Debtors; and (e) do all acts and things necessary to carry out this Agreement, including signing the name of the Borrower on any instruments required by law in connection with the transactions contemplated hereby and on financing statements as permitted by the Uniform Commercial Code. The Borrower hereby ratifies and approves all acts of such attorneys-in-fact, and neither the Bank nor any other such attorney-in-fact shall be liable for any acts of commission or omission, or for any error of judgment or mistake of fact or law. This power, being coupled with an interest, is irrevocable so long as any of the Obligations remain unsatisfied. Bank agrees that it shall no right to take any act pursuant to such power of attorney until after the occurrence and during the continuance of an Event of Default.

                  7.3 ENFORCEMENT OF ACCOUNTS. The Bank shall not, under any circumstances, be liable for any error or omission or delay of any kind occurring in the settlement, collection or payment of any Accounts or any instruments received in payment thereof or for any damage resulting therefrom, except for its gross negligence or willful misconduct. The Bank may, after the occurrence and during the continuance of an Event of Default and without notice to or consent from the Borrower, sue upon or otherwise collect, extend the time of payment of, or compromise or settle for cash, credit or otherwise upon any terms, any of the Accounts or any securities, instruments or insurance applicable thereto and/or release the obligator thereon. The Bank is authorized to accept the return of the goods represented by any of the Accounts, without notice to or consent by the Borrower, or without discharging or any way affecting the Obligations hereunder.

                  7.4 RETURNED OR REJECTED GOODS. After the occurrence and during the continuance of an Event of Default or upon receipt of any returned or rejected non-retail goods in an amount in excess of Five Hundred Thousand Dollars ($500,000.00) the Borrower shall immediately issue and deliver a copy of a credit memo to the Bank with respect thereto. Or, at the Bank's election, the Borrower shall set aside such goods, mark them in the Bank's name and hold them in trust for the Bank at the Borrower's expense, and, upon request, shall pay the Bank the sales price thereof. If the Bank shall request the Borrower to pay the sales price of such goods and the Borrower fails to forthwith pay the sales price to the Bank, the Bank may take possession of such goods and sell or cause the goods to be sold, at public or private sale, at such prices, to such purchasers and upon such terms as the Bank deems advisable. The Borrower shall remain liable to the Bank for any deficiency and shall pay the costs and expenses of such sale, including reasonable attorneys' fees.

                  7.5 VERIFICATION OF ACCOUNTS. The Bank may confirm and verify all Accounts in any reasonable manner at any time after prior notice to the Borrower. Borrower agrees to cooperate with Bank in the confirmation and verification of any Accounts, or reconciling any discrepancy between those amounts verified by the Bank and information provided to the Bank by the Borrower.

                  7.6 LIMITATION OF BANK'S LIABILITY. The Bank shall not be liable for or prejudiced by any loss, depreciation or other damage to Accounts or other Collateral unless caused by the Bank's gross negligence or willful misconduct, and the Bank shall have no duty to take any action to preserve or collect any Account or other Collateral; except that the Bank shall use reasonable care with respect to all Collateral in its possession. Bank shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if the Collateral is accorded treatment substantially equal to that which the Bank accords its own property, it being understood that the Bank shall not have any responsibility or liability for (a) ascertaining or taking action with respect to the collection or collectibility of any Accounts, (b) taking any necessary steps to preserve rights against any parties claiming an interest in the Collateral, or (c) the inspection of Inventory for defects therein.

        SECTION 8. SERVICE CHARGES. In addition to the principal and interest on the Loans and the reimbursement of expenses to Bank pursuant to this Agreement. Borrower shall pay to Bank (i) an annual facility fee of one-quarter (1/4) of one percent (1%) of the unused portion of the Revolving Loan (determined at the end of each fiscal quarter based upon the average daily balance outstanding {which for this purpose shall include amounts reserved for drawings under outstanding Letters of Credit} under the Revolving Loan Note during the preceding quarter) payable quarterly in arrears; and (ii) a negotiation commission of (x) one percent (1%) of the stated amount of any Standby Letter of Credit issued pursuant hereto or (y) one-quarter (1/4%) of one percent of the stated amount of any Commercial Letter of Credit issued pursuant hereto, payable upon issuance, plus an issuance fee of Sixty-Five Dollars ($65.00) for each such Letter of Credit. All such fees shall be payable in full within ten (10) days of a billing from Bank in respect thereof. Bank shall be permitted to alter the Letter of Credit issuance fee stated herein at such time as the Bank is changing its fees generally charged its customers, and shall give notice to Borrower thereof.

         SECTION 9. ONE GENERAL OBLIGATION: CROSS COLLATERAL. All loans and advances by Bank to Borrower under this Agreement and under the other Loan Documents constitute one loan, and all indebtedness and obligations of Borrower to Bank under this and such other agreements, present and future, constitute one general obligation secured by the Collateral and security held and to be held by Bank hereunder and by virtue of all other Loan Documents between Borrower and Bank now and hereafter existing. It is expressly understood and agreed that all of the rights of Bank contained in this Agreement shall likewise apply insofar as applicable to any modification of or supplement to this Agreement and to any other Loan Document, present and future, between Bank and Borrower. In the event that this Agreement is terminated, the Bank agrees to release its liens and security interest in the Collateral and the Obligations shall no longer be secured by the Collateral.

        SECTION 10.  EVENTS OF DEFAULT AND REMEDIES.

                  10.1 EVENTS OF DEFAULT. The following shall constitute Events of Default under this Agreement, it being agreed that time is of the essence hereof: (a) failure of the Borrower to pay when due any of the Obligations; (b) failure of the Borrower to observe or perform any covenant contained in this Agreement or in any other Loan Document;
(c) discovery that any representation or warranty at any time made by the Borrower to the Bank in this Agreement or in any Loan Document (including documents and materials delivered to the Bank for the purpose of obtaining the Loans) is, untrue or misleading in any material respect at the time made; and
(d) suspension by the Borrower of the operation of its present business, or the insolvency of the Borrower, or the inability of the Borrower to meet its debts as they mature, or its admission in writing to such effect, or its calling any meeting of all or any of its creditors or committing any act of bankruptcy, or the filing by or against the Borrower of any petition under any provision of the Bankruptcy Act, as amended, or the entry of any judgment or filing of any lien against the Borrower. Notwithstanding the foregoing, Bank shall provide Borrower with (i) two (2) business days' notice and opportunity to cure any default arising from the failure of Borrower to pay when due any of the monetary Obligations owed to Bank, (ii) fifteen (15) calendar days' notice and opportunity to cure any violation of the covenants contained in Section 5.15,
(iii) thirty (30) calendar days' notice and opportunity to cure any other act or omission constituting an Event of Default under the Loan Documents OTHER THAN as set forth in Section 10.1 (c) and (d) and Sections 6 and 7 of this Agreement for which no notice is required and no opportunity to cure is available without the written consent of Bank and (iv) sixty (60) days opportunity to cause the dismissal of any involuntary proceeding commenced against Borrower under the Bankruptcy Act in which the Bank is not a petitioner.

                  10.2 RIGHTS OF BANK UPON DEFAULT. Upon the occurrence and during the continuance of an Event of Default described in Section 10.1, the Bank at its option may: (a) declare the Obligations of the Borrower immediately due and payable, without presentment, notice, protest or demand of any kind for the payment of all or any part of the Obligations (all of which are expressly waived by Borrower) and exercise all of its rights and remedies against the Borrower and any Collateral provided herein or in any other agreement between Borrower and Bank and (b) exercise all rights granted to a secured party under the Ohio Uniform Commercial Code or otherwise. Upon the occurrence and during the continuance of an Event of Default, Bank may take possession of the Collateral, or any part thereof, and Borrower hereby grants Bank authority to enter upon any premises on which the Collateral may be situated, and remove the Collateral from such premises or use such premises, together with the materials, supplies, books and records of Borrower, to maintain possession and/or the condition of the Collateral and to prepare the Collateral for sale. Borrower shall, upon demand by Bank, assemble the Collateral and make it available at a place designated by Bank which is reasonably convenient to both parties. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Bank will give Borrower reasonable notice of the time and place of any public sale thereof or of the time after which any private sales or other intended disposition thereof is to be made. The requirement of reasonable notice shall be met if such notice is mailed, postage prepaid, to the address of the Borrower shown at the beginning of this Agreement at least ten (10) days prior to the time of such sale or disposition.

                  10.3 APPLICATION OF PROCEEDS. The Bank shall have the right to apply the proceeds of any disposition of the Collateral to the payment of the Obligations in such order of application as the Bank may, in its sole discretion, elect.

                  10.4 REMEDIES CUMULATIVE. The rights, options and remedies of the Bank shall be cumulative and no failure or delay by the Bank in exercising any right, option or remedy shall be deemed a waiver thereof or of any other right, option or remedy, or waiver of any Event of Default hereunder, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. Bank shall not be deemed to have waived any of the Bank's rights hereunder or under any other agreement, instrument or paper signed by Borrower unless such waiver be in writing and signed by the Bank.

        SECTION 11. MISCELLANEOUS.

                  11.1 GOVERNING LAW; JURISDICTION AND VENUE. The provisions of this Agreement shall be governed by and interpreted in accordance with the laws of the State of Ohio. The Bank and Borrower hereby designate all courts of record sitting in Cleveland, Ohio, both state and federal, as forums where any action, suit or proceeding in respect of or arising out of this Agreement or the transactions contemplated by this Agreement may be prosecuted as to all parties, their successors and assigns, and by the foregoing designation the Bank and Borrower consent to the jurisdiction and venue of such courts.

                  11.2 WAIVER OF JURY TRIAL. AS A SPECIFICALLY BARGAINED INDUCEMENT FOR THE BANK TO EXTEND CREDIT TO BORROWER, AND AFTER HAVING THE OPPORTUNITY TO CONSULT COUNSEL, BORROWER HEREBY EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO THIS AGREEMENT OR ARISING IN ANY WAY FROM THE OBLIGATIONS.

                  11.3 OTHER WAIVERS. The Borrower waives notice of nonpayment, demand, notice of demand, presentment, protest and notice of protest with respect to the Obligations, or notice of acceptance hereof, notice of Loans made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

                  11.4 COLLECTION COSTS. All costs and expenses incurred by the Bank to obtain, enforce or preserve the security interests granted by this Agreement and to collect the Obligations, including, without limitation, stationery and postage, telephone and telegraph, secretarial and clerical expenses, the fees or salaries of any collection agents utilized, all costs to maintain and preserve the Collateral and all reasonable attorneys' fees and legal expenses incurred in obtaining or enforcing payment of any of the Obligations or foreclosing the Bank's security interest in any of the Collateral, whether through judicial proceedings or otherwise, or in enforcing or protecting its rights and interests under this Agreement or under any other instrument or document delivered pursuant hereto, or in protecting the rights of any holder or holders with respect thereto, or in defending or prosecuting any actions or proceedings arising out of or relating to the Bank's transactions with the Borrower, shall be paid by the Borrower to the Bank, upon demand, or, at the Bank's election, charged to the Borrower's account and added to the Obligations, and the Bank may take judgment against the Borrower for all such costs, expense and fees in addition to all other amounts due from the Borrower hereunder.

                  11.5 EXPENSES. The Borrower shall reimburse the Bank for all out-of-pocket costs and expenses incurred by the Bank in connection with the preparation of this Agreement and the making of the Loans hereunder, including the reasonable fees and expenses of the Bank's counsel (which Bank agrees shall not exceed Sixty Thousand ($60,000.00) excluding expenses and disbursements), and for all Uniform Commercial Code searches, filing, recording and other costs connected with the perfection of the Bank's security interest in the Collateral.

                  11.6 NOTICES. All notices, requests, directions, demands, waivers and other communications provided for herein shall be in writing and shall be deemed to have been given or made when delivered personally or sent by registered or certified mail, postage prepaid and return receipt requested, addressed to the Borrower or the Bank, as the case may be, at their respective addresses set forth at the beginning of this Agreement. Notices of changes of address shall be given in the same manner.

                  11.7 SEVERABILITY. Any provision of this Agreement which is prohibited and unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                  11.8 ENTIRE AGREEMENT, MODIFICATION, BENEFIT. This Agreement shall constitute the entire agreement of the parties and no provision of this Agreement, including the provisions of this Section, may be modified, deleted or amended in any manner except by agreement in writing executed by the parties. All terms of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns, provided, however, that the Borrower shall not assign or transfer its rights hereunder.

                  11.9 CONSTRUCTION. All references in this Agreement to the single number and neuter gender shall be deemed to mean and include the plural number and all genders, and vice versa, unless the context shall otherwise require.

                  11.10 HEADINGS. The underlined headings contained herein are for convenience only and shall not affect the interpretation of this Agreement.

                  11.11 COUNTERPARTS. This Agreement may be executed in more than one counterpart, each of which shall be deemed an original.

                  11.12 NONLIABILITY OF BANK. The relationship between the Borrower and the Bank shall be solely that of borrower and lender. The Bank shall not have any fiduciary responsibilities to the Borrower. The Bank undertakes no responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers.

                                 BANK:

                                                     THE PROVIDENT BANK


                                 By:        /s/ John R. Mirlisena, Jr.
                                            ------------------------------------
                                                      John R. Mirlisena, Jr.
                                                      Senior Vice President


                                                       MAZEL STORES, INC.
                                                       a Delaware corporation

                                         By:     /s/ Sue Atkinson
                                                 -------------------------------
                                         Name:   Sue Atkinson
                                                 -------------------------------
                                         Its:    Chief Financial Officer
                                                 and Treasurer
                                                 -------------------------------


                                                   ODD-JOB ACQUISITION CORP.,
                                                   a Delaware corporation


                                         By:     /s/ Sue Atkinson
                                                 -------------------------------
                                         Name:   Sue Atkinson
                                                 -------------------------------
                                         Its:    Chief Financial Officer
                                                 and Treasurer
                                                 -------------------------------

                                TABLE OF CONTENTS
                                -----------------

                 ASSET BASED LOAN AND SECURITY AGREEMENT BETWEEN
                MAZEL STORES, INC. AND ODD-JOB ACQUISITION CORP.
                             AND THE PROVIDENT BANK


SECTION 1.          DEFINITIONS.................................................................................  1
                    -----------

SECTION 2.          LOANS AND INTEREST.......................................................................... 12
                    ------------------
         2.1        REVOLVING CREDIT FACILITY................................................................... 12
                    -------------------------
         2.2        LETTER OF CREDIT FACILITY................................................................... 15
                    -------------------------
         2.3        EVIDENCE OF LOANS........................................................................... 17
                    -----------------
         2.4        LOAN PAYMENTS............................................................................... 17
                    -------------

SECTION 3.          GRANT OF SECURITY INTEREST.................................................................. 18
                    --------------------------

SECTION 4.          REPRESENTATIONS AND WARRANTIES.............................................................. 18
                    ------------------------------
         4.1        ORGANIZATION AND AUTHORITY.................................................................. 18
                    --------------------------
         4.2        BINDING EFFECT OF DOCUMENTS................................................................. 18
                    ---------------------------
         4.3        GOVERNMENT CONSENT.......................................................................... 18
                    ------------------
         4.4        FINANCIAL STATEMENTS........................................................................ 18
                    --------------------
         4.5        NO CHANGE IN FINANCIAL CONDITION............................................................ 19
                    --------------------------------
         4.6        NO OTHER LIABILITIES........................................................................ 19
                    --------------------
         4.7        TAXES....................................................................................... 19
                    -----
         4.8        NO LITIGATION............................................................................... 19
                    -------------
         4.9        COMPLIANCE WITH LAWS........................................................................ 19
                    --------------------
         4.10       NO DEFAULTS................................................................................. 19
                    -----------
         4.11       LOCATION OF COLLATERAL...................................................................... 20
                    ----------------------
         4.12       TITLE TO COLLATERAL......................................................................... 20
                    -------------------
         4.13       RIGHTS OF BORROWER TO ACCOUNTS.............................................................. 20
                    ------------------------------
         4.14       RIGHTS OF BORROWER IN INVENTORY............................................................. 20
                    -------------------------------
         4.15       ACCURACY OF REPRESENTATION.................................................................. 20
                    --------------------------
         4.16       REPRESENTATIONS AS INDUCEMENT TO BANK....................................................... 21
                    -------------------------------------
         4.17       ENVIRONMENTAL PROTECTION.................................................................... 21
                    ------------------------
         4.18       EMPLOYEE BENEFIT PLANS...................................................................... 22
                    ----------------------
         4.19       EMPLOYEE RELATIONS.......................................................................... 22
                    ------------------
         4.20       INTELLECTUAL PROPERTY....................................................................... 23
                    ---------------------
         4.21       MATERIAL AGREEMENTS......................................................................... 23
                    -------------------
         4.22       SUBSIDIARIES AND PARTNERSHIP INTERESTS...................................................... 23
                    --------------------------------------

SECTION 5.          AFFIRMATIVE COVENANTS....................................................................... 23
                    ---------------------
         5.1        BOOKS AND RECORDS........................................................................... 23
                    -----------------

         5.2        ACCESS TO INFORMATION....................................................................... 24
                    ---------------------

         5.3        EVIDENCE OF ACCOUNTS........................................................................ 24
                    --------------------
         5.4        FINANCIAL INFORMATION....................................................................... 24
                    ---------------------
         5.5        OTHER INFORMATION........................................................................... 26
                    -----------------
         5.6        MAINTENANCE OF EXISTENCE AND LICENSES....................................................... 26
                    -------------------------------------
         5.7        MAINTENANCE AND INSURANCE OF PROPERTIES..................................................... 26
                    ---------------------------------------
         5.8        LIABILITY INSURANCE......................................................................... 27
                    -------------------
         5.9        NOTICE OF CERTAIN EVENTS.................................................................... 27
                    ------------------------
         5.10       PAYMENT OF TAXES............................................................................ 28
                    ----------------
         5.11       DEALINGS IN INVENTORY....................................................................... 28
                    ---------------------
         5.12       CLAIMS AGAINST BORROWER..................................................................... 28
                    -----------------------
         5.13       DEFENSE OF COLLATERAL....................................................................... 28
                    ---------------------
         5.14       FINANCING STATEMENTS........................................................................ 28
                    --------------------
         5.15       FINANCIAL COVENANTS......................................................................... 29
                    -------------------
         5.16       MAINTENANCE OF BANK ACCOUNTS................................................................ 29
                    ----------------------------
         5.17       COMPLIANCE WITH LEASES...................................................................... 29
                    ----------------------
         5.18       ERISA....................................................................................... 30
                    -----

SECTION 6.          NEGATIVE COVENANTS.......................................................................... 30
                    ------------------
         6.1        SALE OF ASSETS OR MERGER.................................................................... 30
                    ------------------------
         6.2        LIENS AND ENCUMBRANCES...................................................................... 31
                    ----------------------
         6.3        CONTINGENT LIABILITIES...................................................................... 31
                    ----------------------
         6.4        LOANS....................................................................................... 31
                    -----
         6.5        DIVIDENDS................................................................................... 31
                    ---------
         6.6        DEALINGS WITH ACCOUNTS...................................................................... 31
                    ----------------------
         6.7        INVESTMENTS................................................................................. 31
                    -----------
         6.8        CHANGE IN MANAGEMENT OR BUSINESS............................................................ 31
                    --------------------------------
         6.9        TRANSACTIONS WITH AFFILIATES................................................................ 32
                    ----------------------------
         6.10       AMENDMENTS TO PARTNERSHIP AGREEMENT......................................................... 32
                    -----------------------------------
         6.11       INDEBTEDNESS................................................................................ 32
                    ------------
         6.12       OTHER LETTERS OF CREDIT..................................................................... 32
                    -----------------------
         6.13       CAPITAL EXPENDITURES........................................................................ 32
                    --------------------
         6.14       CHANGES IN CONTROL.......................................................................... 32
                    ------------------

SECTION 7.          COLLECTION OF COLLATERAL AND NOTICE OF ASSIGNMENT.
         7.1        RECEIPTS IN RESPECT OF COLLATERAL........................................................... 32
                    ---------------------------------
         7.2        NOTICE OF ASSIGNMENT........................................................................ 33
                    --------------------
         7.3        ENFORCEMENT OF ACCOUNTS..................................................................... 33
                    -----------------------
         7.4        RETURNED OR REJECTED GOODS.................................................................. 33
                    --------------------------
         7.5        VERIFICATION OF ACCOUNTS.................................................................... 34
                    ------------------------
         7.6        LIMITATION OF BANK'S LIABILITY.............................................................. 34
                    ------------------------------

SECTION 8.          SERVICE CHARGES............................................................................. 34
                    ---------------

SECTION 9.          ONE GENERAL OBLIGATION:  CROSS COLLATERAL................................................... 34
                    -----------------------------------------

SECTION 10.         EVENTS OF DEFAULT AND REMEDIES.............................................................. 35
                    ------------------------------
         10.1       EVENTS OF DEFAULT........................................................................... 35
                    -----------------
         10.2       RIGHTS OF BANK UPON DEFAULT................................................................. 35
                    ---------------------------
         10.3       APPLICATION OF PROCEEDS..................................................................... 36
                    -----------------------
         10.4       REMEDIES CUMULATIVE......................................................................... 36
                    -------------------

SECTION 11.         MISCELLANEOUS............................................................................... 36
                    -------------
         11.1       GOVERNING LAW; JURISDICTION AND VENUE....................................................... 36
                    -------------------------------------
         11.2       WAIVER OF JURY TRIAL........................................................................ 36
                    --------------------
         11.3       OTHER WAIVERS............................................................................... 36
                    -------------
         11.4       COLLECTION COSTS............................................................................ 36
                    ----------------
         11.5       EXPENSES.................................................................................... 37
                    --------
         11.6       NOTICES..................................................................................... 37
                    -------
         11.7       SEVERABILITY................................................................................ 37
                    ------------
         11.8       ENTIRE AGREEMENT, MODIFICATION, BENEFIT..................................................... 37
                    ---------------------------------------
         11.9       CONSTRUCTION................................................................................ 37
                    ------------
         11.10      HEADINGS.................................................................................... 37
                    --------
         11.11      COUNTERPARTS................................................................................ 37
                    ------------
         11.12      NONLIABILITY OF BANK........................................................................ 37
                    --------------------